EXHIBIT 10.1


                            [COMPANY LOGO GOES HERE]

                                   BRIDGEBANK



                             2001 STOCK OPTION PLAN

             Adopted by the Board of Directors on March 29,2001 and
                            revised on May 22, 2003

              Approved by the Bank's Shareholders on May 22, 2003




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                           REVISED BRIDGE BANK, N.A.

                             2001 STOCK OPTION PLAN





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                               BRIDGE BANK, N.A.
                             2001 STOCK OPTION PLAN

1.       Purpose.

         The purpose of the Bridge Bank, N.A. 2001 Stock Option Plan (hereinafter the "Plan") is to provide a means whereby directors, officers and certain employees of Bridge Bank, N.A. and its affiliates (hereinafter collectively the "Bank") may be given an opportunity to purchase shares of the $2.50 par value Common Stock of the Bank (hereinafter the "Common Stock"). The Plan is intended to advance the interests of the Bank by encouraging stock ownership on the part of directors, officers and employees, by enabling the Bank to secure and retain the services of highly qualified persons and by providing directors, officers and employees with an additional incentive to make every effort to enhance the success of the Bank.

         The word "affiliate" as used in this Plan, means any corporation in an unbroken chain of corporations beginning or ending with the Bank, if at the time of the granting of an option, each such corporation other than the last in that chain owns stock processing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


2.       Administration.

         This Plan shall be administered by a committee (the "Compensation Committee") consisting of certain members of the Board of Directors (the "Board") who from time to time shall be selected by the Board. Any action of the Compensation Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote, or the unanimous written consent, of its members. If no Compensation Committee is selected, the Board as a whole shall act as such Compensation Committee. Vacancies occurring in the membership of the Compensation Committee shall be filled by appointment by the Board. With regard to the granting of a stock option to a member of the Board such member must abstain from voting,

         Subject to the express provisions of the Plan, the Compensation Committee (or the board, if applicable) shall have the authority to construe and interpret the Plan, define the terms used therein, prescribe, amend and rescind, rules and regulations relating to administration of the Plan, and make all other determinations necessary or advisable for administration of the Plan. Determinations of the Compensation Committee (or the Board, if applicable) on matters referred to in this section shall be final and conclusive.

3.       Stock Subject to Option.

         Subject to the adjustment as provided in Section 13 hereof, options may be granted by the Bank from time to time to purchase one million eight hundred thirteen thousand two hundred twenty five (1,813,225) shares of the Bank's Common Stock (the "Shares"). If any option shall be canceled, surrendered or expire for any reason without having been exercised in full, the underlying shares subject thereto shall again be available for purposes of this Plan.

4.       Participants.

         Participants in the Plan shall be those directors, officers, employees and consultants of the Bank to whom options may be granted from time to time by the Board of Directors or the Committee (the "Participants"). For purposes of this Plan a consultant is defined as an independent contractor who

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performs services for the Bank or an affiliate of the Bank and who is not a member of the Board of Directors of the Bank or an affiliate of the Bank.


5.       Incentive Stock Options

         (a) Incentive stock options granted under this Plan are intended to be qualified under Section 422 of the Internal Revenue Code of 1996, as amended from time to time (the "Code"). Each incentive stock option agreement shall contain such terms and provisions as the Compensation Committee (or the Board, if applicable) may determine to be-, necessary in order to quality options granted thereunder as incentive stock options within the meaning of Section 422 of the Code.


         (b) Full-time salaried officers and key employees of the Bank or of subsidiary corporations (as that term is defined in Section 424(f) of the Code), shall be eligible for selection to participate in the incentive stock option portion of the Plan. No director of this Bank who is not also a full-time salaried officer or employee of the Bank or a subsidiary corporation, may be granted an incentive stock option hereunder. Subject to the express provisions of the Plan, the Compensation Committee (or the Board, if applicable) shall select from the eligible class of employees and make recommendation to the Board concerning the individuals to whom incentive stock options shall be granted, the terms and provisions of the respective incentive stock option agreements, the times at which such incentive stock options shall be granted, and the number of shares subject to each incentive option. An individual who has been granted an incentive stock option hereunder may, if be or she is otherwise eligible, be granted additional incentive stock options if the Board shall so determine.


         (c) The Board shall determine the individuals who shall receive incentive stock options and the terms and provisions of the incentive stock options, and shall grant such incentive stock options to such individuals. Notwithstanding the above, however, the Board may delegate to the Compensation Committee the power to determine the individuals who shall receive incentive stock options and the terms and provisions of such incentive stock options, and the power to grant incentive stock Options to such individuals.

         (d) Except as described in subsection (f) below, the Board or the Compensation Committee, if authorized, shall not grant an incentive stock option to purchase shares of the Bank's common stock to any individual who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Bank or a subsidiary corporation. The attribution rules of section 424(d) of the Code shall apply in the determination of ownership of stock for these purposes.


         (e) The aggregate fair market value (determined as of the time the incentive stock option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all plans, of the Bank and its subsidiary corporations, if any) shall not exceed $100,000, plus any greater amount as may be permitted under subsequent amendments to the Code.

         (f) The purchase price of stock subject to each incentive stock option shall be determined by the Board (or the Compensation Committee, it authorized), but shall not be less than the greater of $5.00 per share of one hundred percent (100%) of the fair market value of such stock at the time such option is granted, except, in the case of officers and key employees who at the time of the grant own more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank or

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a subsidiary corporation (as defined in Section 422 of the Code), in which case the purchase price of the stock shall not be less than the greater of $5.50 per share or 110 percent (110%) of the fair market value of such stock at the time such option is granted and the term of such option shall be for no more than five (5) years. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2.

         (g) No incentive stock option pursuant to this Plan shall be granted to any eligible individual, if such option grant along with all other outstanding stock options of such individual would result in such individual having options to acquire a number of shares of the Bank that would in total be in excess of ten percent (10%) of the outstanding shares of the Bank.

6.       Nonqualified Stock Options

         (a) All options granted which are (i) in excess of the aggregate fair market value limitations set forth in Section 5(e) hereof, (ii) designated at the time of the grant as "nonqualified", or (iii) intended to be incentive stock options but do not meet the requirements of incentive stock options, shall be deemed nonqualified stock options. Nonqualified stock options granted hereunder shall be so designated in the nonqualified stock option agreement entered into between the Bank and the optionee.

         (b) Directors, full-time salaried officers (including full-time salaried officers who are also directors) and key employees of the Bank or a subsidiary corporation shall be eligible for selection to participate in the nonqualified stock option portion of the Plan. Subject to the express provisions of the Plan, the Compensation Committee (or the Board, if applicable) shall

                  (i) select from the eligible class of individuals and make recommendations to the Board concerning the individuals to whom nonqualified stock options shall be granted,

                  (ii) determine the discretionary terms and provisions of the respective nonqualified stock option agreements (which need not be identical),

                  (iii) determine the times at which such nonqualified stock options shall be granted, and

                  (iv) determine the number of shares subject to each nonqualified stock option. An individual who has been granted a nonqualified stock option may, if he or she is otherwise eligible, be granted additional nonqualified stock options if the Board shall so determine.

         (c) The Board shall determine the individuals, who shall receive nonqualified stock options and the terms and provisions of the nonqualified stock options, and shall grant such nonqualified stock options to such individuals.


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         (d) The purchase price of stock subject to each nonqualified stock option shall be determined by the Board (or the Compensation Committee, if authorized), but shall not be less than the greater of $5.00 per share or one hundred percent (100%) of the fair market value of such stock at the time such option is granted. The fair market value or such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation 20.2031-2.

         (e) No nonqualified stock option pursuant to this Plan shall be granted to any eligible individual, if such option grant along with all other outstanding stock options of such individual would result in such individual having options to acquire a number of shares of the Bank that would in total be; in excess of ten percent (10%) of the outstanding shares of the Bank.

7.       Continuation of Employment

         Nothing contained in the Plan (or in any option agreement) shall obligate the Bank or any subsidiary corporation to employ any optionee for any period or interfere in any way with the right of the Bank or a subsidiary corporation to reduce the optionee's compensation. However, except as otherwise permitted in the Plan, the Bank may not change the terms of any option without the approval of the optionee.

8.       Exercise of Options

         (a) PROCEDURE FOR EXERCISE OF OPTIONS. No option shall be exercisable until all necessary regulatory and shareholder approvals for this Plan are obtained. Except as otherwise provided in this section, each option shall be exercisable in such installments, which need not be equal or identical, and upon such contingencies as the Board (or the Compensation Committee, if authorized) shall determine; provided, however, that (i) options shall vest at over at least a three year period; and (ii) if an optionee shall not in any given installment period purchase all of the shares which the optionee is entitled to purchase in such installment period, the optionee's right to purchase any shares not purchased in such installment period shall continue until expiration or termination of such option. Fractional share interests shall be disregarded, except that they may be accumulated. Not less than ten (10) shares may be purchased at any one time unless the number of shares purchased is the total number of shares which is exercisable at such time. Options shall be exercised by written notice delivered to the Bank stating the number of shares with respect to which the option is being exercised. Payment of the exercise price shall be made either (i) in cash (including check bank draft or money order), or
(ii) with the consent of the Board (or the Compensation Committee, if authorized) and subject to section 8(b), by delivering shares of common stock already owned by the optionee or by cashless exercise, or (iii) by a combination of these forms of payment. If the option is being exercised by any person other than the optionee, said notice shall be accompanied by proof, satisfactory to counsel for the Bank, of the right of such person to exercise the option. Optionees will have no rights as shareholders with respect to stock of the Bank subject to their stock option agreements until the date of issuance of the stock certificate to them.


         (b) Payment with Stock. With the consent of the Board (or the Compensation Committee, if authorized), the optionee may deliver common stock already owned by the optionee, valued at fair market value as of the closing date, in full or partial payment of the exercise price of the shares of common stock subject to any option; provided, however, that no common stock already owned by the optionee which is "statutory option stock" as defined in Section 424(c)(3) of the Code may be delivered in payment of the exercise price if the applicable holding period requirements for such


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common stock under Sections 422(a)(1) of the Code have not been met at the time of exercise.

         (c) CASHLESS EXERCISE. With the consent of the Board (or the Compensation Committee, if authorized) and subject to applicable holding periods after grant of an option, an optionee may engage through a broker in a "cashless exercise," pursuant to which the optionee sells all or some of the shares acquired substantially simultaneously with the exercise of the option and remits to the bank net proceed of the sale equal to the exercise price, and in such case the Bank shall cooperate with the optionee in this process; provided, the optionee shall bear any costs of such process.


         (d) TAX WITHHOLDING! ON OPTIONS EXERCISED BY AN EMPLOYEE. The Bank will not deliver shares to an employee/optionee upon the exercise of an option unless the optionee has agreed to satisfactory arrangements for meeting all applicable federal, state, and local tax withholding requirements; provided, however, that the board (or the Compensation Committee, if authorized) may permit an employee who exercises a non-qualifed stock option to satisfy all or part of his or her withholding tax obligation, by having the Bank withhold a portion of the shares that otherwise would be issued to him or her upon exercise of the non-qualified stock options.

9.       Nontransferability of Options.

         Each option shall, by its terms, be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during his or her lifetime only by the optionee. provided, however, that any non-qualified option may be transferred by the optionee to any member of the optionee's immediate family, to a partnership the members of which are all members of the optionee's immediate family, or to a family trust the beneficiaries of which are all members of the optionee's immediate family.

10.      Cessation of Directorship or Employment

         Except as provided in Sections 10 and 20 hereof, if an optionee ceases to be a director, consultant or an employee of the Bank or an affiliate of the Bank for any reason other than his or her disability (as defined in Section 22(c)(3) of the Code) or death, the optionee's option shall expire ninety (90) days (or, in the case of a non-qualified option, following such longer period as may be specified by the Board or the Compensation Committee, if authorized) after the date of termination of such directorship or employment. During the period after cessation of directorship or employment, such option shall be exercisable only as to those installments, if any, which have accrued and/or vested as of the date on which the optionee ceased to be a director or employee of the Bank or an affiliate of the Bank.

11.      Termination for Cause.

         If a Participant is determined by the Board of Directors to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Bank or its stockholders, or to have deliberately disregarded the rules of the Bank which resulted in loss, damage or injury to the Bank, or if a Participant is removed from any office of the Bank by the United States Comptroller of the Currency (the "Comptroller") or any other regulatory agency, or if a director Participant is removed from office pursuant to Section 302 or
Section 304 of the California Corporations Code, neither the Participant nor the Participant's estate shall be entitled to exercise any option with respect to any Shares whatsoever after termination of employment or officer status, whether or not after termination of employment or officer

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status, the Participant may receive payment from the Bank for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. In making such determination, the Board of Directors shall act fairly and shall give the Participant an opportunity to appear and be heard at a hearing before the full Board of Directors and present evidence on the Participant's behalf. For the purpose of this section, termination of employment or officer status shall be deemed to occur when the Bank dispatches notice or advice to the Participant that the Participant's employment or status as an officer is terminated and not at the time of the Participant's receipt thereof

12.      Disability or Death of Optionee

         (a) Death. If a Participant's employment or status as an officer, director or consultant is terminated by death, the Participant's estate shall have the right for a period of twelve (12) months following the date of death to exercise Participant's option to purchase Shares to the extent the Participant was entitled to exercise such option on the date of the Participant's death, provided the actual date of exercise is in no event after the expiration of the term of the option. In the sole discretion of the Board (or the Compensation Committee, if authorized), Participant's estate shall have the right to exercise Participant's option to purchase Shares to the extent of any unexercised portion of the option, whether or not vested under this Plan or any applicable stock option agreement, again provided the actual date of exercise is in no event after the expiration of the term of the option.

         A Participant's "estate" shall mean the Participant's legal representative or any person who acquires the right to exercise an option by reason of the Participant's death.

         (b) Disability. If a Participant's employment or status as an officer, director or consultant is terminated by total and permanent disability, such Participant or such Participant's qualified representative shall have the right for a period of twelve (12) months following the date of such disability to exercise the option to the extent the Participant was entitled to exercise such option on the date of the Participant's disability, provided the actual date of exercise is in no event after the expiration of the term of the option. "Disability" is derIDed in 22(e)(3) of the Code.

13.      Adjustment Upon Changes in Capitalization

         If the outstanding shares of the stock of the Bank are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Bank through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to the Bank, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options or portions thereof which shall have been granted prior to any such change shall likewise be made. Any adjustment under this Section 13 shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued or made available under the Plan on account of any such adjustment, and fractional share-interests shall be disregarded, except that they may be accumulated.

14.      Terminating Events

         A Terminating Event shall be defined as any one of the following events: (i) dissolutions or liquidation or the Bank, (ii) a reorganization, merger or consolidation of the Bank with one or more corporations, the result of which (A) the Bank is not the surviving corporation or (B) the Bank becomes a


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subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own directly or indirectly, over 80% of the aggregate voting power of all outstanding equity securities of the Bank); (ill) a sale of substantially all the assets of the Bank to another corporation, or (iv) a sale of the equity securities or the Bank representing more than 80% of the aggregate voting power of all outstanding equity securities of the Bank to any person or entity, or any group of persons and/or entities acting in concert. Upon a Terminating Event, the Bank shall deliver to each optionee no less than thirty
(30) days prior to the Terminating Event, written notification of the Terminating Event and the optionee's right to exercise all options granted pursuant to this Plan. In the sole discretion of the Board (or the Compensation Committee, if authorized), the grant of Options may provided that immediately prior to such Terminating Event, all outstanding options granted pursuant to a Stock Option Agreement shall completely vest and become immediately exercisable as to all shares granted pursuant to the option whether or not vested under this Plan or applicable stock option agreement. This right of exercise shall be conditional upon execution of a final plan of dissolution or liquidation or a definitive agreement of consolidation or merger. Upon the occurrence of the Terminating Event all then outstanding options and the Plan shall terminate; provided, however, that any outstanding options not exercised as of the occurrence of the Terminating Event shall not terminate if there is a successor corporation which assumes the outstanding options or substitutes for such options, new options covering the stock of the successor corporation with appropriate adjustments as to the number and kind of shares and prices. The vesting period of options so assumed shall not be deemed to have accelerated as result of the Terminating Event.

15.      Amendment and Termination

         The Board may at any time suspend, amend or terminate the Plan and may, with the consent of the optionee, make such modification of the terms and conditions of the option as it shall deem, advisable, provided that, except as permitted under the provision of Section 13 and 14 hereof no amendment or modification which would:

         (a) increase the maximum number of shares which may be purchased pursuant to options granted under the Plan either in the aggregate or by an individual;

         (b)   change the minimum option price;

         (c)   increase the maximum term of options provided for herein; or

         (d) permit options to be granted to anyone other than directors, consultants, full-time salaried officers (including a full-time salaried officer who is also a director) or key employees of the Bank or a subsidiary corporation;


may be adopted without the Bank having first obtained any necessary regulatory and shareholder approvals required by law. No option may be granted during any suspension or after termination of the Plan. Amendment, suspension or termination of the Plan shall not (except as otherwise provided in Section 13 hereof), without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

16.      Time of Granting Options

         The time an option is granted, sometimes referred to as the date of grant, shall be the day of the action of the Board (or Compensation Committee, if authorized) described in Sections 4(c) and 5(c) hereof; provided, however, that if appropriate resolutions of the Board (or the Compensation Committee,


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if authorized) indicate that an option is granted as of and on some future date, the time such option is granted shall be such future date. If action by the Board (or Compensation Committee, if authorized) is taken by unanimous written consent of its members, the action of the board (or the Compensation Committee) shall be deemed to be at the time the last Board (or Compensation Committee) member signs the consent.

17.      Privileges or Stock Ownership: Securities Law Compliance

         No optionee shall be entitled to the privileges of stock ownership as to any shares of stock not] actually issued. No shares shall be purchased upon the exercise of any option unless and until all applicable requirements of any regulatory agency having jurisdiction over the bank and all applicable requirements of any exchange upon which stock of the Bank may be listed, shall have been fully complied with.

18.      Exercise or Forfeiture.

         In the event the Bank's capital falls below the minimum requirements contained in 12 CPR 3 or below a higher requirement as determined by the Comptroller, the Comptroller may direct the Bank to require Participants who have outstanding options pursuant to this Plan to either exercise such options or to forfeit all such options. Bank will notify Participants who have outstanding options pursuant to this Plan within 45 days from the date the Comptroller notifies the Bank in writing that such Participants must exercise or forfeit their options. The Bank will cancel outstanding options not exercised within twenty-one (21) days of the Bank's notification. The Bank has agreed to comply with any request by the Comptroller that the Bank invoke its right to require Participants who have outstanding options pursuant to this Plan to exercise or forfeit their options under the previous circumstances.

19.      Effective Date of the Plan

         The Plan shall be deemed adopted by the Board as of March 27. 200 1 and shall be effective immediately subject to approval by the shareholders of the Bank (within one year after adoption by the Board) by vote of a majority of the outstanding shares represented and voting at a meeting of shareholders and by a majority of the disinterested shares represented and voting at the meeting of the shareholders, and the approval of all applicable regulatory agencies

20.      Termination

         Unless previously terminated by the Board, the Plan shall terminate at the close of business on a date ten (10) years from the earlier of the date of approval by the Bank's outstanding shares or the date of adoption of this Plan by the Board. No options shall be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted.


21.      Option Agreement

         Each option shall be evidenced by a written stock option agreement executed by the Bank and the optionee and shall contain each of the provisions and agreements herein specifically required to be contained therein, and such other terms and conditions as are deemed desirable and are not inconsistent with the Plan. A copy of the stock option agreement and this Plan shall be furnished to each optionee,

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22.      Option Period

         Each option and all rights and obligations thereunder shall expire on such date as the Board (or the Compensation Committee if authorized) may determine, but not later than ten (10) years from the date such option is granted. and shall be subject to earlier termination as provided elsewhere in the Plan.





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